Exhibit 1.01

Conflict Minerals Report of Honda Motor Co., Ltd. in accordance with Rule 13p-1 under the

Securities Exchange Act of 1934

I.	Introduction

This Conflict Minerals Report for Honda Motor Co., Ltd. (together with its consolidated subsidiaries and equity method affiliates, “Honda,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2017.

Honda develops, produces, and manufactures a variety of motor products, including motorcycle, automobile and power products. Honda has determined that “conflict minerals,” as defined in Form SD (also referred to herein as “3TG”), are necessary to the functionality or production of the majority of the motorcycle, automobile and power products manufactured by Honda or contracted by Honda to be manufactured.

Honda relies on our direct suppliers to provide information about the origin of any 3TG contained in components and materials supplied to us, including for components and materials that are supplied to us indirectly from lower tier suppliers. It is difficult for us to identify upstream actors from our direct suppliers because of our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain. Accordingly, we participate in a number of industry-wide initiatives as described in various sections below.

Following our reasonable country of origin inquiry (“RCOI”), as required by Item 1.01(a) of Form SD, Honda did not obtain information that any necessary conflict minerals contained in our products originated in the Democratic Republic of the Congo (the “DRC”) or in adjoining countries or that such necessary conflict minerals were not from recycled or scrap sources. However, we have reason to believe that necessary conflict minerals contained in our products may have originated in the DRC or in adjoining countries and have reason to believe that they may not be from recycled or scrap sources. Accordingly, as required by Item 1.01(c) of Form SD, Honda conducted due diligence on the source and chain of custody of the necessary conflict minerals provided to us by suppliers and contained in our products for the reporting period from January 1 to December 31, 2017. The result of our due diligence process was that we were not able to obtain adequate information from the direct suppliers in our supply chain to be able to make any conclusive determinations as to the source of such necessary conflict minerals.

II.	Description of Products

Honda develops, produces, and manufactures a variety of motor products, including motorcycle, automobile, and power products. Honda’s motorcycle products range from the 50 cc class to the 1800 cc class in cylinder displacement and use internal combustion engines developed by Honda that are air- or water-cooled, four-cycle, and single, two, four or six-cylinder. Honda’s motorcycle line consists of sports (including trial and moto-cross racing), business and commuter models. Honda also produces all-terrain vehicles and side-by-side. Honda’s automobile products use gasoline engines of three, four or six-cylinder, diesel engines, gasoline-electric hybrid systems and gasoline-electric plug-in hybrid systems. Honda also offers alternative fuel-powered vehicles such as ethanol, battery electric and fuel cell vehicles. Honda’s power products and other businesses include tillers, generators, general-purpose engines, outboard marine engines, water pumps, lawn mowers, brush cutters, riding mowers, robotic mowers, snow blowers, walking assist devices and Honda Jet aircraft.

III.	Reasonable Country of Origin Inquiry (RCOI)

Among Honda and its consolidated subsidiaries and equity method affiliates, we identified the entities which manufactured products delivered to markets. Then, we requested the direct suppliers from which those entities procured any materials, parts, or equipment to respond to the RCOI survey.

We issued an RCOI survey using the Conflict Minerals Reporting Template (“CMRT”), developed by the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative, to collect information from identified direct suppliers. Honda used supplier responses to the CMRT to determine whether the products that suppliers manufacture or that we contract with others to manufacture for Honda contained any 3TG necessary to the functionality or production of their products. In addition, Honda recorded the self reported status of suppliers who assert that there are no 3TG in their materials supplied to Honda.

Honda’s regional working groups, which are located in every region that Honda conducts business, worked with more than 6,000 suppliers in order to understand 3TG usage in its supply chain. These regional working groups collected and reviewed responses to the RCOI survey from our direct suppliers and inquired about incomplete responses or discrepancies. The groups also followed up with direct suppliers who did not respond to the RCOI survey.

IV.	Due Diligence

A.	Design of Due Diligence

Our conflict minerals due diligence measures have been designed to conform, in all material respects, with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), an internationally recognized due diligence framework, as applicable for tin, tantalum, tungsten, gold and “downstream companies” as the term is defined in the OECD Guidance. We designed due diligence measures that included action to (i) establish strong company management systems, (ii) identify and assess risks in the supply chain, (iii) design and implement a strategy to respond to identified risks, (iv) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain, and (v) report annually on supply chain due diligence.

B.	Due Diligence Measures Performed

(i)	Establish strong company management systems:

a.	Honda continued to communicate its company conflict minerals policy to its suppliers and other stakeholders. Honda’s conflict minerals policy is incorporated into Honda’s sustainability report, which is publicly available on the Honda website: http://world.honda.com/sustainability/report/

b.	Honda’s internal committee for conflict minerals continued to oversee the supply chain due diligence process for Honda. This committee includes operating officers and directors from the Business Management, Human Resources and Corporate Governance and Purchasing departments.

c.	Honda’s regional working groups continued to conduct the due diligence measures in each region where Honda is operating its business. Honda manages its business by region, such as North America, South America, Europe, Asia Pacific, China, and Japan. Based on this geographical segmentation, Honda allocated the responsibility to conduct the due diligence procedures to each of these regional working groups, and their activities were periodically reported to and monitored by the Regional Operating Board and the internal committee for conflict minerals to take appropriate action when we find any concern.

d.	The due diligence procedures are documented in the company’s internal guidelines, and such procedures have been communicated throughout the Honda group companies.

e.	The procedures of our RCOI survey were also explained when we requested suppliers to cooperate with our efforts to identify the source of the necessary conflict minerals. Also, Honda’s policy regarding conflict minerals has been informed to our suppliers through various means such as supplier meetings and the Supplier Corporate Social Responsibility Guidelines which has been published by Honda and is available online to suppliers.

f.	In addition, Honda held supplier meetings through the Japan Auto Parts Industries Association (“JAPIA”). Honda North America, Inc., one of Honda’s subsidiaries in the U.S., also supported various supplier training opportunities through the Automotive Industry Action Group (“AIAG”).

(ii)	Identify and assess risks in the supply chain:

Honda requested information from suppliers about the smelters and refiners in their supply chains using the CMRT. Honda reviewed responses from direct suppliers and those responses identified some, but not all of the smelters and refiners in our supply chains. Honda leveraged the Responsible Minerals Assurance Process (“RMAP”), initiated by the RMI, and used RMI’s website to determine whether the smelters and refiners identified by our suppliers are verified as RMAP conformant smelters and refiners.

Honda continued to cooperate with industry groups such as Japan Automobile Manufacturers Association, Inc. (“JAMA”), JAPIA and AIAG to urge direct suppliers to obtain accurate and complete information about their lower tier suppliers.

(iii)	Design and implement a strategy to respond to identified risks:

a.	Each regional working group has implemented relevant actions to mitigate the risks in their supply chains, including:

-	Following up with direct suppliers who did not respond to the RCOI survey.

-	Reviewing the collected responses and inquiring about any discrepancies in the answers provided.

-	Categorizing the direct suppliers into several groups based on the RCOI survey results and potential risks.

b.	The status of the RCOI survey and due diligence has been reported to the internal committee for conflict minerals. The internal committee has confirmed the status of the due diligence steps and, as necessary, considered actions to mitigate the supply chain risks identified.

(iv)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a.	As suggested in the OECD Guidance, Honda supports an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the Responsible Minerals Initiative. The data on which we relied for certain statements in this conflict minerals report was obtained through our membership in the RMI, under member ID code “HOND.”

b.	Honda supports third party audits of conflict minerals smelters and refiners through its membership in JAMA as well as in AIAG, and active support of the Conflict Free Sourcing Working Group in JAPIA. These industry groups have accumulated industry-wide knowledge on conflict minerals’ supply chains, and share such knowledge with the RMI, RBA/GeSI, and OECD. Honda North America, Inc. has joined RMI as a member of a RMI partner association, AIAG. Honda North America, Inc. is one of 11 participants in the AIAG Smelter Engagement Team (“SET”) Work Group who reached out to smelters with the stated goal of improving participation in the auditing process and educating smelters and refiners about the conflict minerals due diligence.

(v)	Report annually on supply chain due diligence:

This Conflict Minerals Report is available on our website (http://world.honda.com/investors/library/cmr.html) to describe the measures taken to determine the source and chain of custody of any of the necessary conflict minerals contained in our products, as well as the results of our due diligence.

Honda is in the process of reviewing the smelters and refiners that were disclosed by our suppliers to confirm which are in our supply chain, while removing duplicates, inoperative facilities, or facilities no longer in our supply chain.

C.	Risk Mitigation Steps Honda Will Take

The due diligence process described above is an ongoing process. Honda has taken and will continue to take the following actions to improve the due diligence conducted to further mitigate any risk that necessary conflict minerals in our products could benefit or finance armed groups in the DRC or its adjoining countries.

a.	Honda will continue to work with any relevant industry groups, including JAMA, JAPIA and AIAG, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

b.	Honda will continue to engage with its direct suppliers and direct them to obtain responses from all lower tier suppliers subject to the RCOI survey, and to improve the content of the RCOI survey responses.

V.	Due Diligence Results

a.	Facilities used to process the necessary conflict minerals

During the course of our due diligence on the source and chain of custody of the necessary conflict minerals, we have collected information on some, but not all, of the smelters and refiners in our supply chains. Among all the smelters and refiners disclosed to us by our suppliers, we determined that some of them processed minerals sourced in the DRC or its adjoining countries. However, despite our due diligence measures, we were unable to obtain sufficient information to determine which of the smelters and refiners processed the necessary conflict minerals in our products or whether those conflict minerals benefited or financed any armed groups.

b.	Countries of origin of the necessary conflict minerals

In 2017, Honda continued its collaboration with its suppliers and worked closely with them to increase awareness of 3TG supply chains, while working towards increased transparency to identify the source of these minerals. However, Honda was unable to identify the countries of origin of all 3TG minerals used in its supply chains.

c.	Efforts to determine the conflict minerals’ mines or locations of origin

Through our participation in RMI and by requesting our suppliers to complete the RCOI survey, we have determined that seeking information about the conflict minerals smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the necessary conflict minerals contained in our supply chains.

VI.	Independent Audit

In accordance with applicable guidance from the SEC staff, Honda is not required to obtain an independent private sector audit of this Conflict Minerals Report for the year ended December 31, 2017.

Annex1

The following table lists the smelters or refiners reported as certified conflict-free by our suppliers, which we have matched with RMAP conformant smelters and refiners listed on the RMI website. This information is based on the RMI Smelter List as of May 22, 2018.

Metal	Facility Name of Smelter or Refiner	Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery – Glencore Canada Corporation	CID000185
Gold	Cendres + Metaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	DSC (Do Sung Corporation)	CID000359
Gold	DODUCO Contacts and Refining GmbH	CID000362
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	HeeSung Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801

Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Kyrgyzaltyn JSC	CID001029
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Gold	PAMP S.A.	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534

Gold	Samduck Precious Metals	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	SAFINA A.S.	CID002290
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Geib Refining Corporation	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Republic Metals Corporation	CID002510
Gold	Singway Technology Co., Ltd.	CID002516
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Emirates Gold DMCC	CID002561
Gold	T.C.A S.p.A	CID002580
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Marsam Metals	CID002606
Gold	SAAMP	CID002761
Gold	Italpreziosi	CID002765
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	WIELAND Edelmetalle GmbH	CID002778

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	AU Traders and Refiners	CID002850
Tantalum	Asaka Riken Co., Ltd.	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet AS	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	KEMET Blue Metals	CID002539
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550

Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	KEMET Blue Powder	CID002568
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	Power Resources Ltd.	CID002847
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Alpha	CID000292
Tin	CV Gita Pesona	CID000306
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Premium Tin Indonesia	CID000313
Tin	CV United Smelting	CID000315
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438

Tin	PT Karimun Mining	CID001448
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tin	CV Venus Inti Perkasa	CID002455
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	PT Inti Stania Prima	CID002530
Tin	CV Ayi Jaya	CID002570
Tin	CV Dua Sekawan	CID002592
Tin	PT Rajehan Ariq	CID002593
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	PT Menara Cipta Mulia	CID002835

Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	Gejiu Jinye Mineral Company	CID002859
Tin	PT Lautan Harmonis Sejahtera	CID002870
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Kennametal Fallon	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Unecha Refractory metals plant	CID002724
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Moliren Ltd.	CID002845